Exhibit 10.16

                                   INYX, INC.
                              a Nevada Corporation

                             STOCK PURCHASE WARRANT
                   To Purchase 150,000 Shares of Common Stock
                           Par Value $0.001 per share

                                  June 26, 2003

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN RECEIVED BY THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, OR APPLICABLE STATE SECURITIES LAWS.

     1. Basic Terms. This certifies that, for value received, Gary Geraci of 197 St. Botolph Street Apt. #5, Boston, Massachusetts, USA. (the "Holder") is entitled, subject to the terms and conditions of this Warrant, until the expiration date, to purchase a maximum of 150,000 whole shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Inyx, Inc., a Nevada corporation (the "Company") from the Company at the following denominations:
32,500 shares exercisable @ $1.10, 32,500 shares exercisable @ $1.60, 32,500 shares exercisable @ $2.10, 32,500 shares exercisable @ $2.60, and 20,000 shares exercisable @ $3.10 (the "Purchase Price"), on delivery of this Warrant to the Company with Form of Election to Purchase in the form of Exhibit A duly executed and payment of the Purchase Price (in cash, by cashier's check payable to the order of the Company, or in shares of the Company's Common Stock at their then Stock Price as defined below) for each share purchased. This Warrant shall be exercisable at any time, in whole or in part, from the date hereof until 5:00 p.m. Miami Time on September 26, 2006.

     2. Company's Covenants as to Common Stock. Shares deliverable on the exercise of this Warrant shall, at delivery, be fully paid and non-assessable, and free from taxes, liens and charges with respect to their purchase. The Company shall take any necessary steps to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Purchase Price per share of the Common Stock issuable pursuant to this Warrant. The
Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants.

     3. Method of Exercise; Fractional Shares. The purchase rights represented by this Warrant are exercisable at the option of the Holder in whole or in part, from time to time, within the period above specified; provided, however, that purchase rights are not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise


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of this Warrant as to all full shares covered  hereby,  the Company shall either
(1) pay therefor cash equal to the same fraction of the then current Warrant purchase price per share or, at its option, (2) issue scrip for the fraction, in registered or bearer form approved by the Board of Directors of the Company, which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share. Scrip may become void after a reasonable period (but not less than six months after the expiration date of this Warrant) determined by the Board of Directors and specified in the scrip. In case of the exercise of this Warrant for less than all the shares purchasable, the Company shall cancel the Warrant and execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable. Upon the date of receipt by the Company of an exercise of the Warrant ("Exercise Date"), the Warrant shall be deemed to have been exercised as to the number of shares so purchased, and the person so exercising the Warrant shall become a holder of record of shares of Common Stock on the Exercise Date.

     4. Adjustments of Shares and Purchase Price. The initial number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time after the date hereof as follows:

          A. Recapitalization or Reclassification of Common Stock. In case the Company shall at any time prior to the exercise or termination of this Warrant effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Warrant shall be entitled to purchase upon exercise hereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Purchase Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.

          B. Consolidation, Merger or Sale. In case the Company shall at any time prior to the exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, consolidate or merge with any other corporation (unless the Company shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder of this Warrant, upon the exercise thereof after the effective date of such transaction, shall be entitled to receive the kind and amount of shares, evidences of indebtedness, and/or other property receivable on such transaction by a holder of the number of shares of Common Stock as to which the Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder hereof to the effect that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness, or other securities or assets thereafter deliverable upon exercise of this Warrant.


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          C. Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted as provided herein, the Company shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of shares of Common Stock purchasable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holders of the Warrants on any day during normal business hours.

     5. Limited Rights of Holder. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed. No dividends are payable or will accrue on this Warrant or the shares purchasable hereunder until, and except to the extent that, this Warrant is exercised.

     6. Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the registered owner to the Company, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder in denominations designated by the registered owner at the time of surrender.

     7. Transfer. Holder acknowledges that this Warrant and the shares of Common Stock or other securities into which this Warrant is exercisable have not been registered under the Securities Act of 1933, or any state securities laws, but have been and will be issued pursuant to exemptions therefrom. Accordingly, Holder acknowledges and agrees that this Warrant and the securities acquired by it upon exercise hereof may be transferred or assigned to another party only in accordance with a valid registration statement or an exemption from registration under the Securities Act and any applicable state securities laws.

         Subject to applicable securities laws, this Warrant and all rights hereunder are transferable by the Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the Form of Assignment attached hereto as Exhibit B duly executed. Absent any such transfer, the Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     8. Recognition of Registered Owner. Prior to due presentment for registration of transfer of this Warrant, the Company may treat the registered owner as the person exclusively entitled to receive notices and otherwise to exercise rights hereunder.

     9. Notice and Effect of Dissolution, etc. In case of a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with the consolidation or merger covered by Section 5 above) is at any time proposed, the Company shall give at least thirty (30) days' prior written notice to the Holder. Such notice shall contain: (1) the date on which the transaction is to take place; (2) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Shares will be entitled to receive distributions as a result of the transaction;


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(3) a brief  description of the transaction;  (4) a brief description to be made to the holders of Common Shares as a result of the transaction; and (5) an estimate of the fair value of the distributions. On the date of the transaction, it if actually occurs, this Warrant and all rights hereunder shall terminate.

     10. Method of Giving Notice; Extent Required. Notices shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the owner appearing in the records of the Company or to the Company at its principal office, or at such other addresses as to which either the Holder or the Company gives the other written notice as provided herein.

     11. Entire Agreement. This Warrant, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns. Any paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning of interpretation of this Warrant.

     12. Governing Law. This Warrant is governed by, interpreted under and construed in all respects in accordance with the substantive laws of the State of Nevada without regard to the conflicts of law provision thereof, and irrespective of the place of domicile or resident of the party. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Warrant, the parties hereby agree and consent to the jurisdiction and venue of the Courts of the State of Nevada, or the United States District Court for the District of Nevada, and further agree and consent that all personal service of process in any such action or preceding outside the State of Nevada shall be tantamount to service in person in Nevada.

                            [Signature Page Follows]



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     Witness  the  seal of the  Company  and the  signatures  of its  authorized officers.

                                   INYX, INC.



                                                 By:      /s/ Jack Kachkar
                                                          ----------------------
                                                          Jack Kachkar, Chairman



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                                    EXHIBIT A

                          FORM OF ELECTION TO PURCHASE

     (To be Executed by the Holder if He Desires to Exercise Warrants Evidenced by the Within Warrant Certificate)

     To INYX, INC.:

     The undersigned hereby irrevocably elects to exercise Warrants evidenced by the within Warrant Certificate for, and to purchase thereunder, ________________________ full Shares of Inyx, Inc., Common Stock issuable upon exercise of said Warrants and delivery of the $1.10, $1.60. $2.10, $2.60 and $3.10 for each share purchased respectively in accordance to the table below:

          32,500 shares exercisable @ $1.10 for each share purchased,

          32,500 shares exercisable @ $1.60 for each share purchased ,

          32,500 shares exercisable @ $2.10 for each share purchased ,

          32,500 shares exercisable @ $2.60 for each share purchased , and

          20,000 shares exercisable @ $3.10.

                                          (name of holder)


                                            By:
                                                     ---------------------------
                                            Title:
                                                     ---------------------------


          TAXPAYER IDENTIFICATION NUMBER:
                                            ------------------------------------

     If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to


_________________________________________________
         (Please Print Name and Address)

_________________________________________________

_________________________________________________





         Dated:________________, 20__

         Signature:______________________________




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                                    EXHIBIT B

                               FORM OF ASSIGNMENT

     (To be executed by the registered holder if he desires to assign warrants evidenced by the within warrant certificate. Any such assignment is subject to certain restrictions contained in the Warrant Certificate.)

     FOR VALUE RECEIVED  _________________________________________ hereby sells, assigns and transfers unto ________________________ Warrants to purchase _________ shares of Common Stock, par value $0.001 per share, of Inyx, Inc., evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint the Secretary of Inyx, Inc. as its attorney to transfer the said Warrants evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.



         Dated: ____________________, 20__.



                                           _____________________________________